Exhibit 99.1

Executive Offices One Parkway North Blvd. Suite 100 Deerfield, IL 60015-2559

For Further Information Contact:

Richard W. Gochnauer

Chief Executive Officer,

Cody Phipps

President and Chief Operating Officer

or

Victoria J. Reich

Sr. Vice President and Chief Financial Officer

United Stationers Inc.

(847) 627-7000

UNITED STATIONERS REPORTS STRONG

FIRST QUARTER 2011 SALES AND EARNINGS GROWTH

DEERFIELD, Ill., April 25, 2011 – United Stationers Inc. (NASDAQ: USTR) reported first quarter 2011 results.

First Quarter Financial Summary

•

Earnings per share and share data for all periods presented have been adjusted to reflect the two-for-one stock split payable on May 31, 2011 in the form of a 100% stock dividend which was declared by the Board of Directors on March 1, 2011. All stockholders will receive one additional share for each share owned at the close of business on the record date of May 16, 2011.

•

The Board of Directors approved initiation of a quarterly cash dividend of $0.26 per pre-split share ($0.13 per post-split share). The first such cash dividend was paid April 15, 2011 to stockholders of record as of the close of business on March 15, 2011.

•	Net sales were up 7.2% to $1.24 billion, up 5.5% when adjusted for one additional workday in the current year quarter.

•

Diluted earnings per share were $0.44 versus $0.37 in the prior-year quarter (pre-split basis of $0.88 and $0.73, respectively). A non-deductible $1.6 million asset impairment charge was taken with respect to the company’s equity investment in a managed print services business. Excluding this impairment charge, adjusted earnings per share were $0.47(1), up 27% (pre-split basis of $0.95(1), up 30%).

•	First quarter gross margin was $182.4 million, or 14.7% of sales, compared with $166.9 million, or 14.5% of sales, in the prior-year quarter.

•

Operating expenses were $142.4 million, or 11.5% of sales, compared with $131.1 million, or 11.4% of sales in the prior-year quarter. Excluding the impairment charge noted above, first quarter 2011 adjusted operating expenses were $140.8 million(1) or 11.4%(1) of sales, even with the prior-year quarter.

•

Operating margin was $40.0 million, or 3.2% of sales, versus $35.8 million, or 3.1% of sales, in the prior-year quarter. Excluding the impairment charge, adjusted operating margin was up 16% to $41.6 million(1) or 3.4%(1) of sales.

•	Net income was $20.4 million compared with $18.2 million in the prior-year quarter. Excluding the impairment charge, adjusted net income was up 21% to $22.1 million(1).

•	Net cash provided by operating activities for the quarter totaled $41.0 million versus $82.9 million in the prior-year quarter.

•	Cash paid for share repurchases totaled $24.6 million for approximately 373 thousand shares (on a pre-split basis) in the quarter.

“First quarter sales reflect encouraging momentum from our growth strategies that provide enhanced service offerings for resellers and suppliers,” said Cody Phipps, president and chief operating officer. “We made progress towards our long-term operating margin expansion goals while investing in important skills and systems to support our strategies. Working capital discipline enabled solid cash flow and a strong financial position to fund our capital deployment priorities including growth initiatives, share repurchases and dividends.”

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United Stationers Reports Strong

First Quarter 2011 Sales and Earnings Growth

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First Quarter Performance

Sales for the first quarter rose $83 million or 7.2% to $1.24 billion, representing a 5.5% increase over the prior-year quarter when adjusted for workdays. Strong growth was seen in the industrial supplies category with sales up 26.1% adjusted for workdays. Janitorial/breakroom sales per workday grew 7.5%, while technology and office products both achieved approximately 3.5% growth. The furniture category remained soft, down approximately 1.0% per workday for the quarter.

The gross margin for the quarter was $182.4 million, or 14.7% of sales, compared with $166.9 million, or 14.5% of sales in the year-ago quarter. Gross margin increased due to higher product cost inflation and increased supplier allowances. This was partially offset by a lower-margin mix as well as continued competitive pricing pressures.

First quarter 2011 operating expenses were $142.4 million, or 11.5% of sales, compared with $131.1 million, or 11.4% of sales, in the first quarter of 2010. Excluding the asset impairment charge noted above, first quarter 2011 adjusted operating expenses were $140.8 million(1), or 11.4%(1) of sales, even with the prior-year quarter. The current year quarter included a $1.6 million or 13 basis points charge related to a change in the company’s vacation policy. For 2011, this change will cause timing differences between quarters, however, the expected impact to the full-year results will be immaterial. Operating expenses reflected continued investments in the company’s strategic growth initiatives offset by savings from “War on Waste” initiatives.

Operating income for the quarter ended March 31, 2011 was $40.0 million, or 3.2% of sales, versus $35.8 million, or 3.1% of sales, in the first quarter of 2010. Excluding the impairment charge noted above, adjusted operating margin was up 16% to $41.6 million(1) or 3.4%(1) of sales.

Diluted earnings per share for the latest quarter were $0.44, compared with $0.37 in the prior-year period. Excluding the non-deductible $1.6 million asset impairment charge noted above, adjusted earnings per share were $0.47(1), up 27%. Earnings per share in the 2011 quarter were unfavorably affected by slightly higher debt levels throughout the quarter, which increased interest expense.

Cash Flow, Debt Trends and Share Repurchases

Net cash provided by operating activities for the first three months of 2011 was $41.0 million. The cash flow results were aided by increased earnings, but were lower than the prior-year quarter operating cash flows due to increased working capital needs and unusually high payables leverage in the prior-year quarter. Cash flow used in investing activities totaled $9.8 million in the latest quarter, compared with $16.2 million in the same period last year. 2010 includes a net cash outflow of $10.5 million related to the previously announced acquisition of MBS Dev, Inc. Capital spending for 2011 is expected to be approximately $35 million.

The company has approximately $850 million of total committed debt capacity with $441.8 million outstanding at March 31, 2011. Debt-to-total capitalization declined to 36.5% from 37.7% at March 31, 2010. During the first quarter, the company paid $24.6 million to repurchase 373 thousand shares (on a pre-split basis), which was partially offset by net proceeds from share-based compensation arrangements of $9.6 million including cash from the exercise of stock options. The amount remaining under Board share repurchase authorizations at April 22, 2011 was approximately $57 million.

“We were pleased to implement a cash dividend during the quarter as an additional way to return capital to our shareholders,” said Phipps. “The combination of regular quarterly dividends and periodic share repurchases reflects confidence in our business strategy and in our ability to generate free cash flow.”

Outlook

“Second quarter sales to date are trending up approximately 6%,” said Phipps, “boosted by successful execution of our growth strategies and easier comparisons to April 2010 sales. I want to acknowledge Dick Gochnauer, our retiring CEO, for his many accomplishments. Dick leaves United well-positioned with talented associates, a strong culture, and a foundation of operational and financial excellence that underpin emerging growth strategies and innovation. We plan to maintain these unique assets and build on this foundation to ‘win from the middle’ and enable all of our partners and stakeholders to succeed.”

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United Stationers Reports Strong

First Quarter 2011 Sales and Earnings Growth

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Conference Call

United Stationers will hold a conference call followed by a question and answer session on Tuesday, April 26, 2011, at 10:00 a.m. CT, to discuss first quarter 2011 results. To participate, callers within the U.S. and Canada should dial (800) 588-4973, and international callers should dial (847) 230-5643 approximately 10 minutes before the presentation. The passcode is “29497737”. To listen to the webcast, participants should visit the Investor Information section of the company’s website at ir.unitedstationers.com several minutes before the event is broadcast and follow the instructions provided to ensure that the necessary audio application is downloaded and installed. This program is provided at no charge to the user. In addition, interested parties can access an archived version of the call, also located on the Investor Information section of United Stationers’ website, about two hours after the call ends. This news release, along with a financial slide presentation and other information relating to the call, also will be available on United’s website.

Forward-Looking Statements

This news release contains forward-looking statements, including references to goals, plans, strategies, objectives, projected costs or savings, anticipated future performance, results or events and other statements that are not strictly historical in nature. These statements are based on management’s current expectations, forecasts and assumptions. This means they involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied here. These risks and uncertainties include, but are not limited to the following: prevailing economic conditions and changes affecting the business products industry and the general economy; United’s ability to effectively manage its operations and to implement growth, cost-reduction and margin-enhancement initiatives; United’s reliance on key customers, and the business, credit and other risks inherent in continuing or increased customer concentration; United’s reliance on key suppliers and the supplier allowances and promotional incentives they offer; United’s reliance on independent resellers for a significant percentage of its net sales and therefore the importance of the continued independence, viability and success of these resellers; continuing or increasing competitive activity and pricing pressures within existing or expanded product categories, including competition from product manufacturers who sell directly to United’s customers; the impact of variability in customer and end-user demand patterns on United’s product sales mix and, in turn, on profit margins; the impact of a loss of, or substantial decrease in, the availability of products or service from key suppliers at competitive prices; the availability of financing sources to meet United’s business needs; United’s ability to manage inventory in order to maximize sales and supplier allowances while minimizing excess and obsolete inventory; United’s ability to maintain its existing information technology and e-commerce systems and to successfully procure and implement new systems without business disruption or other unanticipated difficulties or costs; United’s ability to effectively identify, consummate and integrate acquisitions; United’s reliance on key management personnel, both in day-to-day operations and in execution of new business initiatives; and the effects of hurricanes, acts of terrorism and other natural or man-made disruptions.

Shareholders, potential investors and other readers are urged to consider these risks and uncertainties in evaluating forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. For additional information about risks and uncertainties that could materially affect United’s results, please see the company’s Securities and Exchange Commission filings. The forward-looking information in this news release is made as of this date only, and the Company does not undertake to update any forward-looking statement. Investors are advised to consult any further disclosure by United regarding the matters discussed in this release in its filings with the Securities and Exchange Commission and in other written statements it makes from time to time. It is not possible to anticipate or foresee all risks and uncertainties, and investors should not consider any list of risks and uncertainties to be exhaustive or complete.

Company Overview

United Stationers Inc. is a leading wholesale distributor of business products, with 2010 net sales of approximately $4.8 billion. The company stocks approximately 100,000 items, including technology products, traditional office products, janitorial and breakroom supplies, office furniture, and industrial supplies. A network of 64 distribution centers allows it to deliver these products to over 25,000 reseller customers. This network, combined with United’s depth and breadth of inventory, enables the company to ship most products overnight to more than 90% of the U.S. and major cities in Mexico. For more information, visit www.unitedstationers.com.

United Stationers’ common stock trades on the NASDAQ Global Select Market under the symbol USTR.

(1)	This is non-GAAP information. A reconciliation of these items to the most comparable GAAP measures is presented at the end of this news release. Except as noted, all references within this news release to financial results are presented in accordance with U.S. Generally Accepted Accounting Principles.

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United Stationers Reports Strong

First Quarter 2011 Sales and Earnings Growth

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United Stationers Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(in thousands, except per share data)

	For the Three Months Ended March 31,
	2011	2010
Net sales	$1,237,453	$1,154,309
Cost of goods sold	1,055,081	987,443

Gross profit	182,372	166,866

Operating expenses:
Warehousing, marketing and administrative charges	142,361	131,068

Operating income	40,011	35,798

Interest expense, net	6,521	6,229

Other expense, net	210	—

Income before income taxes	33,280	29,569

Income tax expense	12,833	11,344

Net income	$20,447	$18,225

Net income per common share - diluted	$0.44	$0.37

Weighted average number of common shares – diluted	46,656	49,640

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United Stationers Reports Strong

First Quarter 2011 Sales and Earnings Growth

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United Stationers Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(dollars in thousands, except share data)

	March 31,		As of
	2011	2010	Dec. 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$39,521	$92,117	$21,301
Accounts receivable, net	648,099	606,174	628,119
Inventories	636,250	610,095	684,091
Other current assets	30,869	33,333	31,895

Total current assets	1,354,739	1,341,719	1,365,406

Property, plant and equipment, net	130,878	130,669	135,301
Intangible assets, net	60,134	65,335	61,441
Goodwill	328,061	328,328	328,581
Other long-term assets	17,755	11,546	17,934

Total assets	$1,891,567	$1,877,597	$1,908,663

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$422,449	$433,806	$421,566
Accrued liabilities	161,151	168,933	186,387
Short-term debt	6,800	—	6,800

Total current liabilities	590,400	602,739	614,753

Deferred income taxes	14,522	3,010	14,053
Long-term debt	435,000	441,800	435,000
Other long-term liabilities	81,901	99,542	85,259

Total liabilities	1,121,823	1,147,091	1,149,065

Stockholders’ equity:
Common stock, $0.10 par value; authorized – 100,000,000 shares, issued – 74,435,628 shares in 2011 and 2010	7,444	7,444	7,444
Additional paid-in capital	403,591	392,323	400,910
Treasury stock, at cost – 28,402,626 and 26,138,782 shares at March 31, 2011 and 2010, respectively and 28,247,906 shares at December 31, 2010	(782,621)	(699,499)	(772,698)
Retained earnings	1,181,523	1,072,577	1,167,109
Accumulated other comprehensive loss	(40,193)	(42,339)	(43,167)

Total stockholders’ equity	769,744	730,506	759,598

Total liabilities and stockholders’ equity	$1,891,567	$1,877,597	$1,908,663

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United Stationers Reports Strong

First Quarter 2011 Sales and Earnings Growth

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United Stationers Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(in thousands)

	For the Three Months Ended March 31,
	2011	2010
Cash Flows From Operating Activities:
Net income	$20,447	$18,225
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,840	9,258
Share-based compensation	3,707	3,266
Gain on the disposition of plant, property and equipment	—	(15)
Impairment of equity investment	1,635	—
Amortization of capitalized financing costs	194	182
Excess tax benefits related to share-based compensation	(2,095)	(3,419)
Deferred income taxes	(1,329)	(1,586)
Changes in operating assets and liabilities, excluding the effects of acquisitions:
(Increase) decrease in accounts receivable, net	(19,772)	35,851
Decrease (increase) in inventory	48,178	(18,126)
(Increase) decrease in other assets	(680)	145
Increase in accounts payable	49,660	95,204
Decrease in checks in-transit	(48,672)	(52,745)
Decrease in accrued liabilities	(19,530)	(3,630)
Increase in other liabilities	458	337

Net cash provided by operating activities	41,041	82,947
Cash Flows From Investing Activities:
Capital expenditures	(9,819)	(5,658)
Acquisition, net of cash acquired	—	(10,527)

Net cash used in investing activities	(9,819)	(16,185)
Cash Flows From Financing Activities:
Net proceeds from share-based compensation arrangements	9,615	15,079
Acquisition of treasury stock, at cost	(24,611)	(11,720)
Excess tax benefits related to share-based compensation	2,095	3,419
Payment of debt fees and other	(111)	—

Net cash (used in) provided by financing activities	(13,012)	6,778

Effect of exchange rate changes on cash and cash equivalents	10	22

Net change in cash and cash equivalents	18,220	73,562
Cash and cash equivalents, beginning of period	21,301	18,555

Cash and cash equivalents, end of period	$39,521	$92,117

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United Stationers Reports Strong

First Quarter 2011 Sales and Earnings Growth

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United Stationers Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Operating Income, Net Income, and Diluted Earnings Per Share

(in thousands, except per share data)

	For the Three Months Ended March 31,
	2011		2010
	Amount	% to Net Sales	Amount	% to Net Sales
Net sales	$1,237,453	100.00%	$1,154,309	100.00%

Gross profit	$182,372	14.74%	$166,866	14.46%
Operating expenses	$142,361	11.50%	$131,068	11.35%
Asset impairment charge	(1,635)	(0.13)%	—	—

Adjusted operating expenses	$140,726	11.37%	$131,068	11.35%

Operating income	$40,011	3.24%	$35,798	3.11%
Operating expense item noted above	1,635	0.13%	—	—

Adjusted operating income	$41,646	3.37%	$35,798	3.11%

Net income	$20,447		$18,225
Operating expense item noted above	1,635		—

Adjusted net income	$22,082		$18,225

Diluted earnings per share	$0.44		$0.37
Per share operating expense item noted above	0.03		—

Adjusted diluted earnings per share	$0.47		$0.37

Adjusted diluted earnings per share — growth rate over the prior year period	27%

Weighted average number of common shares — diluted	46,656		49,640

Adjusted Diluted Earnings Per Share on a Pre-split Basis:
Adjusted diluted earnings per share (pre-split)	$0.95		$0.73

Pre-split weighted average number of common shares — diluted	23,328		24,820

Adjusted diluted earnings per share (pre-split) — growth rate over the prior year period	30%

Note: Adjusted Operating Expenses, Operating Income, Net Income and Earnings Per Share in the first quarter of 2011 exclude the effects of a non-deductible asset impairment charge of $1.6 million. Generally Accepted Accounting Principles require that the effects of this item be included in the Condensed Consolidated Statements of Income. Management believes that excluding this item is an appropriate comparison of its ongoing operating results to last year. It is helpful to provide readers of its financial statements with a reconciliation of these items to its Condensed Consolidated Statements of Income reported in accordance with Generally Accepted Accounting Principles, as well as disclosing adjusted results on a pre-split basis.

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